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                                                                     EXHIBIT 11
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                                                        THREE MONTHS ENDED
                                                    ---------------------------
                                                    April 2,          April 3,
                                                      1995              1994
                                                   ----------        ----------
NET INCOME PER SHARE WAS
COMPUTED AS FOLLOWS:

PRIMARY:
 1. Net Income                                     $2,833,000        $1,724,000
                                                   ----------        ----------
                                                   ----------        ----------
 2. Weighted Average Common
      Shares Outstanding                            7,233,284         7,169,565

 3. Incremental Shares Under
     Stock Options and Warrants
     Computed Under the Treasury
     Stock Method Using the
     Average Market Price of
     Issuer's Stock During the
     Period                                           209,808           142,369
                                                   ----------        ----------
 4. Weighted Average Common
     Shares and Common
     Equivalent Shares
     Outstanding                                    7,443,092         7,311,934
                                                   ----------        ----------
                                                   ----------        ----------
 5. Net Income Per Share
     (Item 1 divided by Item 4)                    $   0.3806        $   0.2358
                                                   ----------        ----------
                                                   ----------        ----------
FULLY DILUTED:
 1. Net Income                                     $2,833,000        $1,724,000
                                                   ----------        ----------
                                                   ----------        ----------
 2. Weighted Average Common
      Shares Outstanding                            7,233,284         7,169,565

 3. Incremental Shares Under
     Stock Options and Warrants
     Computed Under the Treasury
     Stock Method Using the
     Average Market Price of
     Issuer's Stock During the
     Period                                           286,036           193,686
                                                   ----------        ----------
 4. Weighted Average Common
     Shares and Common
     Equivalent Shares
     Outstanding                                    7,519,320         7,363,251
                                                   ----------        ----------
                                                   ----------        ----------
 5. Net Income Per Share
     (Item 1 divided by Item 4)                    $   0.3768        $   0.2341
                                                   ----------        ----------
                                                   ----------        ----------
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